EXHIBIT 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-165650) that was filed by the registrant with the Securities and Exchange Commission (the “Commission”) on March 24, 2010 and became effective upon filing (the “Registration Statement”).

The expenses incurred or expected to be incurred by the registrant relating to the registration and offering of up to 6,774,464 shares of common stock (including up to 883,626 shares issuable upon exercise by the underwriters of an option to cover over-allotments, if any) pursuant to the Registration Statement and a related prospectus supplement dated March 25, 2010, are estimated to be as follows:

SEC registration fee	$13,935
Printing fees	52,000
Legal fees and expenses	300,000
Accounting fees and expenses	175,000
Miscellaneous fees and expenses	10,000

Total	$550,935

The amounts of the expenses shown above other than the SEC registration fee are estimates.